SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 24, 2003

SKECHERS U.S.A., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-14429 (Commission File Number)	95-4376145 (I.R.S. Employer Identification No.)

228 Manhattan Beach Blvd.
Manhattan Beach, California 90266
(Address of Principal Executive Offices, Including Zip Code)

(310) 318-3100
(Registrant’s Telephone Number, Including Area Code)

Item 7: Exhibits

99.1 Transcript of Earnings Conference Call

Item 9: Regulation FD Disclosure
(Furnished under Item 12)

This Current Report on Form 8-K is being furnished pursuant to Item 12, “Results of Operations and Financial Condition,” in accordance with interim guidance promulgated by the Securities and Exchange Commission in Release No. 33-8216 that was issued on March 27, 2003. See “Item 12. Results of Operations and Financial Condition” below.

Item 12. Results of Operations and Financial Condition.

On July 24, 2003, Skechers U.S.A., Inc. issued a press release announcing its financial performance, including earnings for the second quarter of 2003 and the six months ended June 30, 2003. A copy of the press release was previously filed as an exhibit to a Form 8-K on July 24, 2003. On the same day, as previously announced, the Registrant also conducted a public conference call and audio web cast for investors and analysts regarding its results of operations and financial condition for the second quarter of 2003 and the six months ended June 30, 2003. A transcript of that conference call is attached hereto as Exhibit 99.1 and incorporated by reference herein. All information in the transcript is presented as of July 24, 2003, and the Registrant does not assume any obligation to update such information in the future.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 28, 2003	SKECHERS U.S.A., INC.

By: /S/ DAVID WEINBERG

Name: David Weinberg Title: Chief Financial Officer